              As Filed With the Securities and Exchange Commission
                               on January 7, 2000

                          Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             FORWARD AIR CORPORATION
             (Exact name of Registrant as Specified in its Charter)

                    TENNESSEE                                62-1120025
         (State or Other Jurisdiction of                 (I.R.S. Employer
          Incorporation or Organization)                  Identification No.)

                  430 AIRPORT ROAD                                37745
               GREENEVILLE, TENNESSEE                           (Zip Code)
      (Address of Principal Executive Offices)


          FORWARD AIR CORPORATION 1999 STOCK OPTION AND INCENTIVE PLAN
                            (Full Title of the Plan)

                               RICHARD H. ROBERTS
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                430 AIRPORT ROAD
                          GREENEVILLE, TENNESSEE 37745
                     (Name and Address of Agent for Service)


                                 (423) 636-7100
          (Telephone Number, including Area Code, of Agent for Service)

                                    Copy to:

                                  LEIGH WALTON
                             BASS, BERRY & SIMS PLC
                           2700 FIRST AMERICAN CENTER
                           NASHVILLE, TENNESSEE 37238


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                      Proposed maximum      Proposed maximum
    Title of securities            Amount to           offering price      aggregate offering       Amount of
     to be registered            be registered          per share (1)           price (1)        registration fee
===================================================================================================================
       Common Stock,
 par value $.01 per share          1,000,000              $44.3125             $44,312,500          $11,698.50
--------------------------------------------------------------------------------------------------------------------

(1) The offering price is estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and is based on the average of the high and low prices per share of the Common Stock as reported on The Nasdaq National Market on January 5, 2000.

                                     PART II

                    INFORMATION REQUIRED IN THE REGISTRATION
                                    STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by Forward Air Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998;

         (b) The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1999, June 30, 1999 and September 30, 1999;

         (c) The Registrant's Current Reports on Form 8-K dated April 16, 1999 and May 28, 1999; and

         (d) The description of the Registrant's Common Stock, $.01 par value per share (the "Common Stock"), contained in the Registrant's Registration Statements on Form 8-A/A and Form 8-A dated October 5, 1993 and May 27, 1999, respectively, filed pursuant to Section 12(g) of the Exchange Act, as amended, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

         All documents and reports subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares covered hereby have been sold or which deregisters all such shares then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the shares of the Common Stock being offered hereby was passed on for the Registrant by Richard H. Roberts, Senior Vice President, General Counsel, Secretary and director of the Registrant. Mr. Roberts owned 35,334 shares of Common Stock as of December 31, 1999, held options to acquire 103,750 shares of Common Stock, of which 75,000 options are currently exercisable or will become exercisable in 60 days from such date, and, as of December 31, 1999, 1,154 shares of the Common Stock were attributable to his account under the Registrant's Employee Stock Purchase Plan.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (a) such person acted in good faith;
(b) in the case of conduct in an official capacity with the corporation, he reasonably believed such conduct was in the



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

corporation's best interests; (c) in all other cases, he reasonably believed that his conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA provides that a court of competent jurisdiction, unless the corporation's charter provides otherwise, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that
(a) such officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or (c) such officer or director breached his duty of care to the corporation.

         The Registrant's Charter and Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by applicable law. The Registrant's Bylaws provide further that the Registrant shall advance expenses to each director and officer of the Registrant to the full extent allowed by the laws of the state of Tennessee, both as now in effect and as hereafter adopted. Under the Registrant's Charter and Bylaws, such indemnification and advancement of expenses provisions are not exclusive of any other right that a director or officer may have or acquire both as to action in his or her official capacity and as to action in another capacity.

         The Registrant believes that its Charter and Bylaw provisions are necessary to attract and retain qualified persons as directors and officers.

         The Registrant has in effect a directors' and officers' liability insurance policy which provides coverage for its directors and officers. Under this policy, the insurer agrees to pay, subject to certain exclusions, for any claim made against a director or officer of the Registrant for a wrongful act by such director or officer, but only if and to the extent such director or officer becomes legally obligated to pay such claim.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable

ITEM 8.  EXHIBITS

See Exhibit Index (Page II-5)

ITEM 9.  UNDERTAKINGS

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greeneville, State of Tennessee, on the 7th day of January, 2000.

                                       FORWARD AIR CORPORATION

                                       By: /s/ Richard H. Roberts
                                          --------------------------------------
                                          Richard H. Roberts
                                          Senior Vice President, General Counsel
                                          and Secretary

         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Scott M. Niswonger and Richard H. Roberts his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.



        Signature                            Title                                  Date
        ---------                            -----                                  ----

/s/ Scott M. Niswonger               Chairman and Chief Executive Officer     January 7, 2000
-------------------------------      (Principal Executive Officer)
Scott M. Niswonger


/s/ Edward W. Cook                   Chief Financial Officer, Senior Vice     January 7, 2000
-------------------------------      President and Treasurer (Principal
Edward W. Cook                       Financial and Accounting Officer)


/s/ Bruce A. Campbell                President, Chief Operating Officer and   January 7, 2000
-------------------------------      Director
Bruce A. Campbell


/s/ Richard H. Roberts               Senior Vice President, General           January 7, 2000
-------------------------------      Counsel, Secretary and Director
Richard H. Roberts


/s/ James A. Cronin, III             Director                                 January 7, 2000
-------------------------------
James A. Cronin, III


/s/ Hon. Robert Keith Gray           Director                                 January 7, 2000
-------------------------------
Hon. Robert Keith Gray


                                  EXHIBIT INDEX



       Exhibit
         No.        Exhibit Description
        ----        -------------------

       4.1 Restated Charter of Forward Air Corporation (incorporated by reference to Exhibit 3 of the Registrant's Current Report on Form 8-K (filed with the Commission on May 28, 1999))

       4.2 Bylaws of Forward Air Corporation, as amended, (incorporated by reference to Exhibit 3.1 of the Registrant's Quarterly
                    Report on Form 10-Q for the quarterly period ended September
                    30, 1998 (filed with the Commission on November 16, 1998))

       4.3          Forward Air Corporation 1999 Stock Option and Incentive Plan
                    (incorporated by reference to Exhibit 10.1 of the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999 (filed with the Commission on May 17, 1999))

       4.4          Rights Agreement dated May 18, 1999 between Forward Air
                    Corporation and SunTrust Bank, Atlanta, N.A., as Rights
                    Agent, containing a description of the Rights to purchase
                    Series A Junior Preferred Stock (incorporated by reference to Exhibit 4 of the Registrant's Current Report on Form 8-K
                    (filed with the Commission on May 28, 1999))

       5            Opinion of Richard H. Roberts, Senior Vice President,
                    General Counsel and Secretary

       23.1         Consent of Richard H. Roberts, Senior Vice President,
                    General Counsel and Secretary (included in Exhibit 5)

       23.2         Consent of Ernst & Young LLP

       24           Power of Attorney (included on page II-4)



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